UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2018

SPRAGUE RESOURCES LP
(Exact name of registrant as specified in its charter)

Delaware	001-36137	45-2637964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
185 International Drive
Portsmouth, NH 03801
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (800) 225-1560

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

(b) On September 24, 2018, Robert B. Evans notified Sprague Resources GP LLC, the general partner ("General Partner") of Sprague Resources LP (the “Partnership”), of his decision to resign from the board of directors effective as of October 1, 2018. Mr. Evan’s resignation is not the result of any disagreement with management or the board of directors related to the Partnership’s operations, policies or practices.
Mr. Evans has been a member of the board of the General Partner since October 2013 and currently serves as Chairman of the Conflicts Committee and is a member of the Audit Committee. The General Partner will be conducting a director search to fill the open board position.
Attached as Exhibit 17.1 to this Current Report on Form 8-K is a copy Mr. Evans' resignation letter dated September 25, 2018.

Item 7.01.	Regulation FD Disclosure
On September 26, 2018, the Partnership issued a press release announcing that Robert B. Evans notified Sprague Resources GP LLC of his decision to resign from the board of directors of the General Partner effective as of October 1, 2018.
Furnished as Exhibit 99.1 to this Current Report on Form 8-K is a copy of the press release issued in connection with this announcement.
The information furnished pursuant to this Item 7.01 shall not deemed to be "filed" for the purposes of or otherwise subject to liabilities under Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference into the filings of the Partnership under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
17.1	Correspondence on Departure of Director
99.1	Sprague Resources LP Press Release dated September 26, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRAGUE RESOURCES LP

By:	Sprague Resources GP LLC, its General Partner

By:	/s/ Paul A. Scoff
Paul A. Scoff
Vice President, General Counsel, Chief Compliance Officer and Secretary
Dated: September 26, 2018